Exhibit 10.63

REAFFIRMATION AND RATIFICATION AGREEMENT

As of February 29, 2008

Laurus Master Fund, Ltd.
Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
335 Madison Avenue, 10the Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of October 31, 2006 (as amended, modified and supplemented from time to time, the “First Purchase Agreement”) by and between Modtech Holdings, Inc. (the “Company”) and Laurus Master Fund, Ltd. (“Laurus”); (b) the Securities Purchase Agreement, dated as of December 28, 2006 (as amended, modified and supplemented from time to time, the “Second Purchase Agreement,” together with the October Purchase Agreement, the “Purchase Agreements”) by and between the Company and Laurus; (c) the Related Agreements (as defined in the Purchase Agreements), (d) the Master Security Agreement, dated as of October 31, 2006 (as amended, modified and supplemented from time to time, the “Security Agreement”), by and between the Company and Laurus; (e) the Intellectual Property Security Agreement, dated as of October 31, 2006, made by the Company in favor of Laurus (as amended, modified or supplemented from time to time, the “IP Security Agreement”); (f) the Restricted Account Agreement dated as of October 31, 2006 by and among the Company, Laurus and North Fork Bank (as amended, modified and supplemented from time to time, the “Restricted Account Agreement”); and (g) the side letter agreement regarding restricted cash dated as of October 31, 2006 made by the Company in favor of Laurus (as amended , modified and/or supplemented from time to time, the “Side Letter”; and collectively with the Purchase Agreements, the Related Agreements, the Master Security Agreement, the IP Security Agreement, and the Restricted Account Agreement, each an “Existing Agreement” and collectively, the “Existing Agreements”).

Laurus has assigned a portion of its rights under the Existing Agreement to Valens U.S. SPV I, LLC (“Valens US”) and Valens Offshore SPV I, Ltd. (“Valens Offshore,” together with Laurus and Valens US, each a “Lender,” collectively, the “Lenders”).

To induce the Lenders to enter into an Amendment and Waiver Agreement dated as of the date hereof among the Lenders and the Company (the “Amendment Agreement”), the Company hereby:

(a) represents and warrants to the Lenders that it has reviewed and approved the terms and provisions of (i) the Amendment; (ii) the Additional Secured Term Notes (as such term is defined in the Amendment ), (iii) the Additional Common Stock Warrants (as such term is defined in the Amendment and (iv) the Additional Registration Rights Agreements (as such term is defined in the “Amendment”) (the documents listed in items (i) through (iv) of this paragraph are collectively hereinafter referred to as the “Additional Documents”);

(b) acknowledges, ratifies and confirms that, except as expressly modified by the Amendment Documents, all of the terms, conditions, representations and covenants contained in the Existing Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Amendment Documents;

(c) acknowledges, ratifies and confirms that the defined term “Obligations” under the Master Security Agreement and the IP Security Agreement, include, without limitation, all obligations and liabilities of the Company under the Amendment Documents and the Existing Agreements, as applicable, and all other obligations and liabilities of each of the Company to the Lenders (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent;

(d) acknowledges and confirms that (i) the occurrence of an Event of Default under any of the Amendment Documents shall constitute an Event of Default under the Existing Agreements and (ii) the occurrence of an Event of Default under any of the Existing Agreements shall constitute an Event of Default under the Amendment Documents;

(e) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the Company’s obligations under any of the Existing Agreements;

(f) acknowledges, ratifies and confirms (i) the grant by the Company to the Lenders of a security interest and lien in the assets of the Company as more specifically set forth in the Existing Agreements, as applicable (the “Security Interest Grants”) and (ii) that the Security Interest Grants secure all the Obligations;

(g) represents and warrants that all of the representations made by or on behalf of the Company in the Existing Agreements are true and correct in all material respects on and as of the date hereof;

(h) releases, remises, acquits and forever discharges each Lender and each Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties in any way directly or indirectly arising out of or in any way connected to this Reaffirmation and Ratification Agreement, the Existing Agreements, the Amendment Documents and any other document, instrument or agreement made by the undersigned in favor of the Lenders, in each case arising prior to and including the date of execution hereof.

This Reaffirmation and Ratification Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

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This Reaffirmation and Ratification Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

MODTECH HOLDINGS, INC.

By:	/s/ Kenneth S. Cragun
Name: Kenneth S. Cragun
Title: Chief Financial Officer

ACCEPTED AND AGREED TO:

LAURUS MASTER FUND, LTD.
By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS U.S. SPV I, LLC
By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.
By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Patrick Regan
Name: Patrick Regan
Title: Authorized Signatory